As filed with the U.S. Securities and Exchange Commission on November 3, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

CADRE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3842	38-3873146
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13386 International Pkwy

Jacksonville, FL 32218

(904) 741-5400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Warren B. Kanders

13386 International Pkwy

Jacksonville, FL 32218

(904) 741-5400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Robert L. Lawrence, Esq. Kane Kessler P.C.	Robert E. Buckholz Ekaterina Roze
600 Third Avenue, 35th Floor New York, New York 10016 (212) 519- 5103	Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004
(212) 558-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-257849

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Shares to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(2)(3)
common stock, par value $0.0001 per share	265,384	$13.00	$3,449,992.00	$319.82

(1)	Represents only the number of shares being registered pursuant to this Registration Statement, which includes 34,615 shares that the underwriters have the option to purchase, and are in addition to the 6,634,616 shares that were registered pursuant to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-257849), which included 865,385 shares that the underwriters have the option to purchase.
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price.
(3)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $92,884,624 on its Registration Statement on Form S-1, as amended (File No. 333-257849), which was declared effective by the Securities and Exchange Commission on November 3, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum aggregate offering price of $3,449,992 are hereby registered, which includes securities issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional shares of common stock, par value $0.0001 per share (the “Common Stock”), of Cadre Holdings, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1, as amended (File No. 333-257849) (the “Prior Registration Statement”), which the Commission declared effective on November 3, 2021, and is being filed solely for the purpose of increasing the number of shares of Common Stock to be offered in the public offering by 265,384 shares of Common Stock, including 34,615 shares of Common Stock that may be sold pursuant to the underwriters’ option to purchase additional shares of Common Stock from the Registrant. The additional shares of Common Stock that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Kane Kessler, P.C.
23.1	Consent of KPMG LLP.
23.2	Consent of Kane Kessler, P.C. (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement (File No. 333-257849) originally filed with the Commission on July 12, 2021 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jacksonville, Florida, on November 3, 2021.

CADRE HOLDINGS, INC.

By:	/s/ Warren B. Kanders
Name: Warren B. Kanders
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Warren B. Kanders	Chief Executive Officer (Principal Executive Officer) and Chairman	November 3, 2021
Warren B. Kanders

*	President	November 3, 2021
Brad Williams

*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 3, 2021
Blaine Browers

*	Director	November 3, 2021
Hamish Norton

*	Director	November 3, 2021
Nicholas Sokolow

*	Director	November 3, 2021
William Quigley

*	Director	November 3, 2021
Nate Ward

*	Director	November 3, 2021
Roger Werner

*By:	/s/ Warren B. Kanders
Warren B. Kanders
Attorney-in-Fact